Exhibit 99.1

Contacts:

For More Information:

CCG Investor Relations Crocker Coulson, President 10960 Wilshire Boulevard, Suite 2050 Los Angeles, CA 90024 (310) 231-8600 crocker.coulson@ccgir.com	Applied Imaging Corp. Terry Griffin, Chief Financial Officer 120 Baytech Drive San Jose, CA 95134 (408) 719-6400 tgriffin@aicorp.com

FOR IMMEDIATE RELEASE:

Applied Imaging Corp. Receives Notice of Nasdaq Delisting

•  Company will Continue Building on Growth Strategy

SAN JOSE, Calif., January 23, 2006 — Applied Imaging Corp. (Nasdaq: AICX) announced today its receipt of a Nasdaq Listing Qualifications Panel (Panel) decision denying the Company’s appeal of a Nasdaq Staff Determination on December 9, 2005, which found that the Company failed to comply with the stockholders’ equity requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). As a result, Applied Imaging’s securities will be delisted from the Nasdaq Capital Market effective with the open of business on Wednesday, January 25, 2006.

The Company has fifteen days from January 23rd to request a review of the Panel’s decision by the Nasdaq Listing and Hearing Review Council (Council), and is considering this option. If an appeal is made, there can be no assurances that the Council will grant the Company’s request for continued listing. In any event, Applied Imaging’s quotation for its common stock is expected to appear in the “Pink Sheets” under the trading symbol “AICX” on January 25, 2006. Applied Imaging’s common stock may also be quoted in the future on the OTC Bulletin Board, provided that a market maker files the necessary application with the NASD and such application is cleared.

“While the delisting determination is obviously disappointing to us, we are continuing to implement our current operational, financial and strategic plans,” said Applied Imaging Corp. President and CEO Robin Stracey.

“We are also proactively exploring other strategic options aimed at ensuring we maximize shareholder value in the long term.”

About Applied Imaging

Applied Imaging Corp., based in San Jose, California, is the leading supplier of automated imaging and image analysis systems for the detection and characterization of chromosomes and molecular markers in genetics and pathology applications. The Company develops, manufactures and markets a range of scanning and image analysis systems for both conventional (brightfield) and fluorescent microscopic analysis of cellular and tissue specimens. Products are sold to hospital laboratories, cancer centers, prenatal clinics and research institutions for both research and clinical purposes. The Company has installed over 4,000 of its systems in over 1000 laboratories in more than 60 countries around the world. Beyond its core business, through its wholly-owned subsidiary, CTC, Inc., the Company is also developing a system for the detection, quantification and characterization of tumor cells in the blood of cancer patients.

More information about Applied Imaging can be found at www.aicorp.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements as defined in the Private Securities Litigation Reform Act of 1995, regarding, among other matters, the Company’s plan to appeal the Nasdaq Listing Qualifications Panel’s (Panel) delisting determination and the timing and/or results of the exploration of strategic options. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including the Company’s failure to appeal successfully the Panel’s determination and other such factors as set forth in “Business—Additional Factors that Might Affect Future Results,” commencing on page 11 of Applied Imaging’s Form 10-K for 2004, filed with the Securities and Exchange Commission on April 27, 2005. The forward-looking statements in this news release are made as of January 23, 2006, and Applied Imaging is under no obligation to revise or update the forward-looking statements.